                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       Form 8-K

                                    CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    OCTOBER 1, 1997
                                                -------------------------------


                           GARDEN STATE NEWSPAPERS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          DELAWARE                                              22-2675173
-------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)            File Number)             Identification No.)



1560 BROADWAY, SUITE 1450, DENVER, CO                                  80202
-------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code       (303) 837-0886
                                                  -----------------------------


                                    NO CHANGE
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.  Other Events

         In the Registrant's 10-K, filed on September 22, 1997, the Registrant disclosed that it anticipated issuing $200.0 million of senior subordinated notes. Subsequent to filing the 10-K, the Registrant increased the size of the offering and on October 1, 1997, issued $250.0 million of 8.75% Senior Subordinated Notes (the "Offering"). The Senior Subordinated Notes were sold at 99.415%, resulting in a yield to maturity of 8.83%.

         The following table sets forth, after giving effect to borrowings associated with the July 31, 1997, acquisition of THE SUN (previously discussed in the Registrant's 10-K), the Offering and the paydown of debt associated with the Offering, the approximate expected scheduled maturities of long-term debt of the Registrant for the period indicated.

FISCAL                                                             IN THOUSANDS
------                                                             ------------
1998 ..........................................................      $  2,247
1999 ..........................................................         4,410
2000 ..........................................................         4,604
2001 ..........................................................         4,670
2002 ..........................................................         7,979
Thereafter.....................................................       382,980
                                                                     --------
                                                                     $406,890
                                                                     --------
                                                                     --------


         The following table sets forth the annual commitment reductions for RCA, RCB and RCC, as well as annual payments under Term A Loan, giving effect to the amended Bank Credit Agreement (previously discussed in the Registrant's 10-K) and paydowns under the Bank Credit Agreement associated with the Offering.


                                                              TERM A
                            RCA        RCB          RCC        LOAN
                         --------    -------      -------    --------
                                        (In thousands)
1998.................    $ 10,000    $   --       $ 4,000    $   --
1999.................      31,000        --         7,500        --
2000.................      31,000        --         7,500        --
2001.................      31,000        --        12,000        --
2002.................      31,000        --        12,000      3,750
Thereafter...........      33,000     27,000       33,000     11,250
                         --------    -------      -------    -------
                         $167,000    $27,000      $76,000    $15,000
                         --------    -------      -------    -------
                         --------    -------      -------    -------


         Giving effect to the Offering and the related paydown of debt, the Registrant will have $151.0 million available under RCA for future acquisitions, $76.0 million under RCC for future acquisitions and general corporate purposes and $22.0 million available under RCB, net of approximately $5.0 million in letters of credit outstanding.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GARDEN STATE NEWSPAPERS, INC.


Date:  October 6, 1997                 By:  /s/ Joseph J. Lodovic, IV
                                          ----------------------------------
                                          Joseph J. Lodovic, IV
                                          Executive Vice President,
                                          Chief Financial Officer





















                                       2